EXHIBIT 24.1

POWER OF ATTORNEY

The officers and directors whose signatures appear below hereby constitute Christopher A. Wolking, Jeffrey L. Knight and Scott J. Evernham, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file the registration statement on Form S-3 relating to the Old National Bancorp Amended and Restated Stock Purchase and Dividend Reinvestment Plan and all amendments and post-effective amendments to such registration statement, making such changes in such registration statement as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

NAME AND SIGNATURE	TITLE	DATE

/s/ Robert G. Jones Robert G. Jones	President, Chief Executive Officer, and a Director (Principal Executive Officer)	July 26, 2012

/s/ Christopher A. Wolking Christopher A. Wolking	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 26, 2012

/s/ Joan M. Kissel Joan M. Kissel	Senior Vice President and Corporate Controller (Principal Accounting Officer)	August 15, 2012

/s/ Alan W. Braun Alan W. Braun	Director	July 26, 2012

/s/ Larry E. Dunigan Larry E. Dunigan	Chairman of the Board of Directors	July 26, 2012

/s/ Niel C. Ellerbrook Niel C. Ellerbrook	Director	July 26, 2012

/s/ Andrew E. Goebel Andrew E. Goebel	Director	July 26, 2012

/s/ Phelps L. Lambert Phelps L. Lambert	Director	July 26, 2012

/s/ Arthur H. McElwee, Jr. Arthur H. McElwee, Jr.	Director	July 26, 2012

/s/ James T. Morris James T. Morris	Director	July 30, 2012

/s/ Randall T. Shepard Randall T. Shepard	Director	July 26, 2012

/s/ Marjorie Z. Soyugenc Marjorie Z. Soyugenc	Director	July 26, 2012

/s/ Kelly N. Stanley Kelly N. Stanley	Director	July 26, 2012

/s/ Linda E. White Linda E. White	Director	July 26, 2012